NEITHER THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE INSTRUMENT GOVERNING THE APPLICABLE SECURITY AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

                           ELECTRONIC GAME CARD, INC.

                      UNSECURED CONVERTIBLE PROMISSORY NOTE

$ _________                                                     March 24, 2005
                                                              New York, New York


      1. Principal and Interest; Liquidation Rights.

      1.1 Electronic Game Card, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to the order of _____________ or his, her, their or its assigns (the "Investor" or the "Holder") the amount ____________________ Dollars ($_________), as set forth hereinafter. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in that certain Securities Purchase Agreement, dated as of March 24, 2005, by and among the Company and various purchasers including, without limitation, the Holder (the "Securities Purchase Agreement").

      1.2 This Note shall be due and payable on Holder's written demand which may be made on or after March 31, 2007 (the "Termination Date"), unless this Note has theretofore been converted into shares of the Company's "Series A Preferred Stock" or "Common Stock" (as such terms are defined in the Securities Purchase Agreement") pursuant to the terms of this Note. Commencing on the Termination Date, all principal hereunder shall be payable upon demand. Notwithstanding anything to the contrary in this Note, however, the Holder of this Note will receive payments of interest on this Note, to the extent that this Note remains outstanding and unpaid, at the same times, and in the same manner, as dividends would have been paid on the Series A Preferred Stock, on an as-converted-into-Series-A-Preferred-Stock basis, pursuant to the provisions of the Certificate of Designations attached hereto as Annex A, whether or not the Series A Preferred Stock is authorized and issued. In addition, the Holder of this Note will have liquidation rights in respect of this Note for so long as this Note is outstanding, to the extent that this Note remains outstanding and unpaid, on an as-converted-into-Series-A-Preferred-Stock basis, pursuant to the provisions of the Certificate of Designations attached hereto as Annex A, until the unpaid principal amount and interest on this Note is paid in full, whether or not the Series A Preferred Stock is authorized and issued.

      1.3 Upon conversion of the principal hereunder into the Series A Preferred Stock or Common Stock pursuant to Section 3 hereof, this Note shall be surrendered to the Company for cancellation.

      1.4 Payments are to be made at the address of the Holder set forth in
Section 8 below or at such other place in the United States as the Holder shall designate to the Company in writing, in lawful money of the United States of America except as otherwise provided in this Note.

      1.5 This Note is issued pursuant to the Securities Purchase Agreement and is one of a number of "Convertible Promissory Notes" (as such term is defined in the Securities Purchase Agreement) issued by the Company in the "Offering" (as such term is defined in the Securities Purchase Agreement). The provisions of this Note are a statement of the rights of the Holder and the conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees.

      2. Prepayment. Notwithstanding anything else set forth herein, the Company may not pre-pay this Note in whole or in part.

      3. Conversion.

      3.1 Conversion of Outstanding Principal.

            (a) Automatic Conversion of Outstanding Principal. The entire outstanding principal balance hereunder shall be automatically converted into a number of fully paid and nonassessable whole shares of the Series A Preferred Stock, determined in accordance with Section 3.2(a), immediately upon the Company being authorized to issue the same. Upon conversion, this Note shall be canceled and no further amounts shall be due hereunder.

            (b) Optional Conversion of Outstanding Principal. In addition, the holder of this Note may convert the outstanding principal balance of this Note, at such holder's discretion, directly into such number of fully paid and nonassessable whole shares of Common Stock equal to the outstanding principal balance hereof divided by the then applicable Common Conversion Price, if the Series A Preferred is not authorized and issued, at any time from and after the date of this Note. Upon conversion, this Note shall be canceled and no further amounts shall be due hereunder.

      3.2 Shares Issuable.

            (a) The number of whole shares of Series A Preferred Stock into which this Note may be converted pursuant to Section 3.1(a) shall be determined by dividing the aggregate principal amount outstanding hereunder by $1.50.

            (b) If this Note is converted directly into shares of the Common Stock pursuant to Section 3.1(b), this Note shall be converted in such number of shares of Common Stock equal to the outstanding principal balance hereof divided by the then applicable Common Conversion Price. The initial "Common Conversion Price" shall equal $1.50, and shall be subject to adjustment as set forth in
Section 3.3:

      3.3 Adjustments to the Common Conversion Price. The Common Conversion Price in effect at any time and the number and kind of securities issuable upon cnversion of this Note under Section 3.1(b) shall be subject to adjustment from time to time upon the happening of certain events as follows:

      (a) Definition of Additional Stock. The term "Additional Shares of Common Stock" includes all shares of Common Stock issued by the Company after the original date of issuance of this Note, other than:

                  (i) (a) Shares of Common Stock issuable or issued to the
            Company's employees, directors or consultants pursuant to a stock option plan or restricted stock plan or other compensation plan approved by the Board or (b) securities and options, warrants and other rights to purchase securities issued to financial institutions or lessors in connection with commercial credit agreements, equipment financings or similar transactions; provided that the aggregate number of shares of Common Stock issued pursuant to clauses (a) and (b), calculated on a fully-diluted basis as converted or exercised into Common Stock, in excess of 20% of the Company's shares of Common Stock outstanding at any time shall be deemed to be Additional Shares of Common Stock;

                  (ii) Shares of Common Stock issued or issuable pursuant to securities outstanding at the Date of Issuance or agreements to issue such securities or underlying shares of Common Stock which agreements are outstanding at the Date of Issuance;

                  (iii) Shares of Common Stock issued or issuable pursuant to subsection 3.3(b)(4) below;

                  (iv) Shares of Common Stock issuable upon exercise of options or warrants, or upon conversion of convertible securities or other rights, outstanding as of the original date of issuance of this Note, as well as options and warrants and shares of Common Stock issued or issuable upon exercise of options or warrants issued in connection with the sale by the Company of the Company's Series A Convertible Preferred Stock, and the shares of Common Stock issued or issuable upon conversion of shares of the Company's Series A Convertible Preferred Stock; and

                  (v) Securities and options, warrants and rights to purchase securities issued to other corporations, persons or entities in connection with acquisitions, mergers or similar business combinations, partnership arrangements, strategic alliances, licensing arrangements or similar non-capital raising transactions approved by the Company's Board of Directors, including within this exception securities and option, warrants and rights to purchase securities issued to raise capital provided that the use of proceeds is to consummate such non-capital raising transactions.

            (b) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Company shall at any time or from time to time after the issuance of this Note but prior to the conversion hereof:

      (1) make a dividend or distribution on the outstanding shares of Common Stock payable in capital stock;

      (2) subdivide or reclassify or reorganize its outstanding shares of Common Stock into a greater number of shares;

      (3) combine or reclassify or reorganize its outstanding shares of Common Stock into a smaller number of shares; or

      (4) issue, by reclassification of its Common Stock or other reorganization, any Additional Shares of Common Stock;

then the number and kind of Common Stock or other securities issuable upon conversion of this Note pursuant to Section 3.1(b) shall be adjusted so that the Holder upon conversion hereof shall be entitled, upon such conversion, to receive the kind and number of shares of Common Stock or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted pursuant to Section 3.1(b) into Common Stock immediately prior to the happening of such event or any record date with respect thereto. Whenever the number of shares of Common Stock purchasable upon conversion hereof is adjusted as herein provided, the Common Conversion Price shall be adjusted by multiplying the Common Conversion Price by a fraction, the numerator of which is equal to the number of shares of Common Stock issuable prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock issuable after the adjustment. An adjustment made pursuant to this Section 3.3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this Section 3.3(b), the Holder of this Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board (whose good faith determination shall be applied fairly and ratably to all Holders of Notes and shall be conclusive and shall be described in a written notice to all Holders of Notes promptly after such adjustment) shall determine in good faith the allocation of the adjusted Common Conversion Price between or among the shares of such classes of capital stock or shares of Common Stock and such other class of capital stock. The adjustment to the number of shares of Common Stock purchasable upon the conversion of this Note described in this Section 3.3(b) shall be made each time any event listed in paragraphs (i) through (iv) of this Section 3.3(b) occurs.

            (c) Issuance of Common Stock Below Common Conversion Price. If the Company shall issue any Additional Shares of Common Stock after the date hereof (excluding any such issuance for which an adjustment is made under the foregoing subsection (b)), for no consideration or for a consideration per share less than the Common Conversion Price in effect on the date of and immediately prior to such issue, then in such event, the Common Conversion Price shall be reduced, concurrently with such issue, to a price equal to the quotient obtained by dividing:

                  (A) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Common Conversion Price in effect immediately prior to such issuance or sale, plus (y) the aggregate consideration (before deduction of transaction expenses or commission or underwriting discounts or allowances in connection therewith) received or deemed to be received by the Company, if any, upon such issuance or sale, by

                  (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

            (d) Issuance of Options and Convertible Securities Deemed Issuance of Additional Shares of Common Stock. If the Company, at any time or from time to time after the original date of issuance of this Note, shall issue any options, warrants or other rights to purchase Common Stock (collectively, "Options") or securities that, by their terms, directly or indirectly, are convertible into or exchangeable for shares of Common Stock ("Convertible Securities") (in each case other than those securities excluded, pursuant to
Section 3.3(a), from the definition of "Additional Shares of Common Stock") or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, in each case other than those securities excluded, pursuant to Section 3.3(a), from the definition of "Additional Shares of Common Stock", then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued pursuant to this Section 3.3(d):

            (i) no further adjustment in the Common Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Common Conversion Price then in effect hereunder shall forthwith be increased to the Common Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding;

            (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Common Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause (ii) shall have the effect of increasing the Common Conversion Price to an amount which exceeds the lower of (A) the Common Conversion Price on the original adjustment date, or (B) the Common Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

            (iii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Common Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause (iii) shall have the effect of decreasing the Common Conversion Price to an amount which exceeds the lower of (A) the Common Conversion Price on the original adjustment date, or (B) the Common Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

            (iv) if such Options or Convertible Securities cover shares which are excluded from the definition of Additional Shares of Common Stock by
      Section 3.3(a), then this Section 3.3(d) shall not apply to those underlying shares.

            (e) Determination of Consideration. For purposes of Subsections 3.3(c) and 3.3(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (A) Cash and Property: Such consideration shall:

                        (1) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                        (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                  (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 3.3(d), relating to Options and Convertible Securities, shall be determined by dividing

                        (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                        (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

In the event that at any time, as a result of an adjustment made pursuant to this Section 3.3, the Holder of this Note thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note pursuant to Section 3.1(b) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained herein.

            (f) Other Action Affecting Common Stock. If the Company takes any action affecting its shares of Common Stock after the date hereof, that would be covered by Section 3.3 but for the manner in which such action is taken or structured, which would in any way diminish the value of this Note, then the Common Conversion Price shall be adjusted in such manner as the Board shall in good faith determine to be equitable under the circumstances.

      3.4 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Common Conversion Price pursuant to Section 3.3, the Company at its expense will as promptly as possible, but in any event within ten (10) business days, compute such adjustment or readjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment or readjustment, including a statement of the adjusted Common Conversion Price or adjusted number of shares of Common Stock issuable upon conversion of each Note, describing in reasonable detail the transaction giving rise to such adjustments and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the Holder of this Note at the address of such Holder as shown on the books of the Company, and to its transfer agent.

      3.5 Other Notices. If at any time:

            (a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Common Stock any additional equity in the Company or other rights; or (ii) pay a dividend in additional shares of Common Stock or distribute securities or other property or assets to the holders of shares of Common Stock (including, without limitation, cash, evidences of indebtedness and equity and debt securities);

            (b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or

            (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, to the Holder of this Note at the address of such Holder as shown on the books of the Company, (x) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance; provided that such ten (10) day period shall be increased to thirty (30) days in the case of Section 3.5(a)(ii), and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place if no stockholder vote is required and at least 10 days' prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

      3.6 Adjustment Calculations. No adjustment in the Common Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 3.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      3.7 Appraisal. If a majority in interest of the Holders reasonably disagrees with any of the Board's determinations referred to in this Section 3 (each, a "Determination"), and such majority of Holders shall notify the Company of its disagreement by furnishing to the Company a written notice setting forth in reasonable detail the fact of such dispute, the basis for such dispute, and such Holders' alternative calculation (such notice, a "Determination Dispute Notice"), and such Determination Dispute Notice is received by the Company within seven (7) days of the Company having given notice of the Determination to the Holders, then the Company and a majority in interest of such Holders (the "Note Representative") shall resolve such Determination Dispute in accordance with the terms and provisions of this Section 3.7. The Holders agree that this
Section 3.7 sets forth the exclusive mechanism for the Holders to make any such dispute and to resolve the same, and shall not be entitled to make any such dispute in any other manner. The Company and the Note Representative shall use good faith efforts to mutually agree upon the designation of a single Qualified Appraiser (as defined below) within seven (7) business days of the receipt by the Company of a valid Determination Dispute Notice received by the Company in within the time period set forth above in this Section 3.7. If such a single

Qualified Appraiser is designated, that person shall make a Determination. If the Company and the Note Representative do not so agree upon the designation of a single Qualified Appraiser within such period, then within five (5) business days following the end of such period, each of the Company and the Note Representative by written notice to the other shall designate a Qualified Appraiser (or if any party fails to so select a Qualified Appraiser within the time period specified, the Person selected by the other party shall be the Qualified Appraiser) and the two Qualified Appraisers so designated shall within ten (10) business days of their designation jointly designate a third Qualified Appraiser, and such third Qualified Appraiser so designated, solely, shall independently make a Determination. The parties may submit the basis for their respective views to the Qualified Appraiser in writing. In such event, each party shall furnish its submission to the other party at the same time as the submission is furnished to the Qualified Appraiser, and the other party shall have two (2) business days within which to furnish a single rebuttal to such original submission. The Qualified Appraiser may consider such submissions in reaching the Determination. If there is only a single Qualified Appraiser, the fees and expenses of the Qualified Appraiser shall be paid equally by the Company and the Note Representative. If three Qualified Appraisers are appointed, the Company shall pay the fees and expenses of the Qualified Appraiser which it appoints, the Note Representative shall pay the fees and expenses of the Qualified Appraiser which it appoints, and the fees and expenses of the third Qualified Appraiser shall be shared equally by the Company and the Note Representative. The designated Qualified Appraiser shall make the Determination not later than ten (10) business days following the appointment of the Qualified Appraiser making the Determination. The Determination made by the applicable Qualified Appraiser shall be final, conclusive and binding on the parties hereto. None of the Qualified Appraisers shall be affiliated with any of the Company, the Note Representative or another Qualified Appraiser. For the purposes of this Agreement, "Qualified Appraiser" shall mean an individual who is engaged on a regular basis (although not necessarily full time) in valuing securities or arrangements similar to this Agreement, as the case may be, and may include (but shall not be limited to) professional business appraisers, investment bankers or accountants.

      3.8 Delivery of Stock Certificates. Upon the conversion of this Note and return of the original Note to the Company, the Company, at its expense, will issue and deliver to the Holder of this Note a certificate or certificates (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company) for the number of full shares of Series A Preferred Stock or Common Stock, as applicable, issuable upon such conversion and the person or persons entitled to receive the shares of the Series A Preferred Stock or Common Stock, as applicable issuable upon such conversion shall be treated for all purposes as the record holders of such shares on such date.

      3.9 No Fractional Shares. No fractional shares shall be issued upon conversion of this Note.

      3.10 No Rights as Shareholder. This Note does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the conversion hereof except as expressly provided in this paragraph. So long as this Note is outstanding, the Company will not take any action which would require the consent of the holders of the Series A Preferred Stock, voting as a class, pursuant to the provisions of the Certificate of Designations attached hereto as Annex A, if the Series A Preferred Stock were issued and outstanding, without the consent of a majority in interest of the then outstanding Convertible Promissory Notes of the Company.

      4. Assignment. Subject to the restrictions on transfer described in
Section 6 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder's rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

      5. Waiver and Amendment. Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and of the Holder.

      6. Transfer of This Note or Securities Issuable on Conversion Hereof. This Note may not be transferred or otherwise disposed of without the prior written consent of the Company, which shall not be unreasonably withheld.

      7. Notices. Any notice, request, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, or five (5) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

      If to Investor:  at the address indicated on the signature page hereto.

      If to Company:         Electronic Game Card, Inc.
                             712 Fifth Avenue
                             19th Floor
                             New York, New York 10019
                             Facsimile: (212) 581-1922
                             Attention: Private Placement


The addressee may change its address for purposes of this Section 8 by giving to the other addressee notice of such new address in conformance with this Section 8.

      8. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

      9. Accredited Investor. The Holder represents and warrants that he/she/it is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

      10. Governing Law. This Note is being delivered in and for all purposes shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

      11. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

      12. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

      13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      14. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

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                                       10

      IN WITNESS WHEREOF, Electronic Game Card, Inc. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

                                    ELECTRONIC GAME CARD, INC.
                                    a Nevada corporation


                                    By
                                      ----------------------------------
                                    Print Name:   John Bentley

                                    Title:   Chief Executive Officer

Accepted and Agreed to:

                                    INITIAL HOLDER:


                                    -------------------------------------

                                          Print Name of Holder


                                    By
                                      ----------------------------------
                                        (Signature)

                                    -------------------------------------
                                    (Print Name, if signing on behalf of
                                                     entity)


                                    -------------------------------------
                                              Title (if applicable)

                                    Address:

                                 ASSIGNMENT FORM

           (To Assign the foregoing Note, execute this form and supply required information. Do not use this form to convert the
                                     Note.)

      FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to


------------------------------------------------------------------------------
                                 (Please Print)

      whose address is_______________________________________________________

      Dated:___________________________________________________

      Holder's Signature:______________________________________

      Holder's Address:________________________________________

      Signature Guaranteed:____________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.